                                  EXHIBIT 10.18

                              EMPLOYMENT AGREEMENT

                                RICHARD E. WHITE

      THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 15th day of June, 2004 (the "Commencement Date"), by and between PHOENIX FOOTWEAR GROUP, INC., a Delaware corporation ("Employer" or the "Company"), and RICHARD E. WHITE ("Employee" or "White").

                                    RECITALS:

      WHEREAS, the Board of Directors ("Board") of the Company has approved the engagement of White as its Chief Executive Officer, subject to the execution and delivery of this Agreement by the parties hereto; and

      WHEREAS, White is willing to serve in that capacity on the terms and conditions hereinafter set forth.

                                   PROVISIONS:

      NOW, THEREFORE, in consideration of the premises and the agreements contained herein, the parties agree as follows:

      1. EMPLOYMENT. The Company agrees to employ White and White hereby accepts such employment by the Company upon the terms and conditions set forth herein.

      2. DUTIES OF EMPLOYEE. The Company hereby employs White as the Chief Executive Officer of the Company and White agrees to exercise such powers and authority as are inherent in the position and to perform such duties as the Board of Directors of the Company (the "Board") may direct during the Term of Employment as defined below. White shall devote substantially his whole working time, efforts and attention to the business and affairs of the Company (except for vacation time, absence for sickness or similar disability) and shall carry out his duties honestly, diligently, in good faith and in the best interests of the Company. White shall make such reports, written or verbal, to the Board as he or it may request regarding the Company's business, operations and other activities undertaken by White on behalf of the Company.

      3. TERM OF EMPLOYMENT. As used in this Agreement, "Term of Employment" means the three (3) year period commencing on the Commencement Date (the "Initial Term") and each one (1) year renewal term (the "Renewal Term"), if any. Upon the conclusion of the Initial Term and for any Renewal Term, this Agreement shall automatically renew for one year (Renewal Term) unless either party gives notice of intent not to renew this Agreement at least ninety (90) days prior to the end of the Initial Term or the end of any Renewal Term.

      4. BASE SALARY, BONUS, OPTIONS, EXPENSES AND BENEFITS. The Company shall pay White as compensation for his services an annual base salary of not less than Five Hundred Thousand Dollars ($500,000) payable in accordance with the Company's usual payment practices.

            (a) White shall be eligible to receive an annual bouns upon the terms and conditions as may be established from time to time by the Board of Directors or its Compensation Committee, including but not limited those set forth in an executive bonus or incentive plan. The annual bonus for the first 12 months' performance shall have a target amount of $250,000.

            (b) The Company has awarded to White upon his signing this Employment Agreement an option to purchase 200,000 shares of the Company's Common Stock at the market price on the Commencement Date. The option is evidenced by a separate Stock Option Agreement attached hereto as Exhibit "A".

            (c) Provided he is employed by the Company on the date which is 12 months after the Commencement date, the Company shall award White an option to purchase 185,000 shares of the Company's Common Stock at the market price on that date, to be evidenced by a Stock Purchase Agreement similar (except for number of shares and exercise price) to that referred to in (b) above. Provided he is employed by the Company on the date which is 24 months after the Commencement Date, the Company shall award White an option to purchase 100,000 shares of the Company's Common Stock at the market price on that date, to be evidenced by a Stock Option Agreement similar (except for number of shares and exercise price) to that referred to in (b) above. In each case the number of shares optioned shall be subject to adjustment upon the occurrence of certain events to the extent and in the manner provided in Section 4(c) of the Company's 2001 Long-Term Incentive Plan, as amended. The grant of options under this
Section 4(c) is expressly contingent upon there being sufficient shares of Common Stock reserved for award under the Company's 2001 Long-Term Incentive Plan (or any replacement plan) on the applicable date to cover the specified number.

            (d) In order to assist White in relocating his residence to an area which will allow a reasonable commuting time to the Company's Carlsbad, California headquarters, the Company shall: (i) reimburse White, upon presentation of actual invoices or reasonable estimates, the costs of such relocation which shall be strictly limited to the cost of moving his family and belongings, including the movers' costs, and temporary storage through September 15; (ii) reimburse White for any and all real estate brokerage commissions and mortgage prepayment penalty fees incurred related to the sale of his Connecticut residence; (iii) reimburse all attorneys' fees incurred by White in selling his Connecticut residence and purchasing his California residence, up to a maximum of $10,000; (iv) reimburse all closing costs related to the purchase of White's California residence up to a maximum of $2,500.00; (v) reimburse up to three trips per month from June through August, 2004, made by White to and from Connecticut, including airfare, transportation costs to and from airports, parking fees and other related expenses; and (vi) reimburse White for temporary living expenses in the Carlsbad, California area for the period from June through August, 2004, including rent and real estate brokerage fees related to obtaining housing, and car rental expenses. The total of all the foregoing shall not exceed a maximum of $210,000.00.

            (e) White shall be entitled to four (4) weeks paid vacation time each year. White shall also be eligible to participate in any group life, medical, health, dental, disability and/or other benefit plans which are provided for other officers of the Company under the same terms and conditions as other officers of the Company. White shall also be eligible to participate in any other benefit plan adopted by the Company for similarly situated employees as a group during the term of this Agreement.

            (f) Upon submission of supporting documentation, White shall be reimbursed for all reasonable actual costs and expenses incurred by him in connection with performance of his duties.

      5.    RESTRICTIVE COVENANTS.

            (a) During the term of this Agreement and for one (1) year thereafter, White agrees to keep confidential, not to use or to disclose to others, except as expressly consented to in writing by the Company, or as required by law to be disclosed, any trade secrets or confidential technology, proprietary information, customer lists, or knowledge belonging to or relating to the affairs of the Company, which term as used in this Section shall include any and all subsidiaries of the Company, or any matter or thing ascertained by White through White's association with the Company, the use or disclosure of which matter or thing might reasonably be construed to be contrary to the best interest of the Company. White further agrees that should he leave the active service of the Company, White will neither take nor retain, without prior written authorization from the Company, any papers, data, client lists, books, records, files, or other documents (or copies thereof) or other confidential information of any kind belonging to the Company pertaining to the business, sales, financial condition, products or services of the Company.

            (b) While employed by the Company and for a period of one (1) year thereafter, White agrees that he shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company or any of its direct or indirect subsidiaries, unless such employee or former employee has not been employed by such entity for a period in excess of six months.

            (c) Except with the prior written consent of the Company, White will not during the term undertake or engage in any other employment, occupation or business enterprise other than one in which he is an inactive investor as described below (except that he may conclude obligations remaining subsequent to the sale of White Corporation). White will also not acquire, assume or participate in, directly or indirectly, any position, investment or interest adverse or antagonistic to the Company, its business or prospects, financial or otherwise, or take any action towards any of the foregoing. Further, during the term, except on behalf of the Company or its subsidiaries or with the Company's express prior written consent, White will not, directly or indirectly, whether as an officer, director, employee, stockholder, partner, proprietor or associate, representative or otherwise, become or be interested in any other person, corporation, firm, partnership or other entity whatsoever which directly competes with the Company at that time or any of its direct or indirect subsidiaries, in any part of the world, in any line of business engaged in by any such entities (or in which any such entities have made plans to be engaged in); provided however, that anything above to the contrary notwithstanding, White may own, as an inactive investor, securities of any competitor corporation, so long as his holdings in any one such corporation shall not in the aggregate constitute more than 1% of the voting stock of such corporation. In the event that the Company has given White its prior written approval to his serving on the Board of Directors of an entity which thereafter may reasonably be expected to compete with the Company (either because of new development at the Company or at the entity), then White shall promptly advise the Company of the possible competition. In the event he is bound by a confidential information obligation to the entity not to disclose its new development, White shall promptly resign from and discontinue all relationships with the entity. Subject to the foregoing limitation, White may serve on the Board of Directors of a golf apparel or golf retail company.

            (d) For one (1) year after termination of this Agreement, White agrees that he shall not in any way, directly or indirectly, solicit or sell to any persons or entities which were customers of the Company during any portion of the 12 months preceding termination products which are similar to products which the Company has sold at any time during the term of this Agreement.

            (e) White agrees that he shall not, either during the term of this Agreement or thereafter, disparage or denigrate, or otherwise do or say anything which would tend negatively to affect, the reputation or public perception of the Company or any of its affiliates, directors, officers, employees, agents or fiduciaries, or the Company's stock or products.

      6.    TERMINATION OF EMPLOYMENT.

            (a) DEATH. White's employment hereunder shall terminate immediately upon his death, at which time the Company will make a single, lump sum payment to White's estate equal to his base salary for the last six (6) months of his employment.

            (b) FOR CAUSE. The Company may terminate White's employment at any time, effective immediately upon written notice, for cause. For the purpose of this Agreement, "for cause" means:

                  (i) repeated and persistent neglect or refusal by White to substantially perform his duties under this Agreement other than any such failure resulting from White's incapacity due to physical or mental illness. Prior to termination for cause under this section (7.b.i.), the Company shall give written notice to White identifying the manner in which it believes he is not substantially performing his duties under this Agreement and failure by White within thirty (30) days to cure the identified problem or problems shall be cause;

                  (ii) the engaging by White in criminal conduct (including embezzlement and criminal fraud);

                  (iii) the commission by White of a felony, or a misdemeanor which impairs his ability substantially to perform his duties with the Company;

                  (iv) any material misappropriation of funds or intentional material damage to the property or business of the Company; or

                  (v) the material breach of this Agreement by White other than as specified above. Prior to termination for cause under this section (7.b.v.), the Company shall give written notice to White identifying the manner in which it believes he is not substantially performing his duties under this Agreement and failure by White within thirty (30) days to cure the identified problem or problems shall be cause.

            In the event White is terminated for cause, the Company shall pay White his base salary through the date of termination and the Company shall have no further obligation to provide compensation under this Agreement.

            (c) LONG-TERM DISABILITY. Should White commence a long-term disability, as defined below, White's base compensation shall be continued during the first six (6) months of such disability. Should such long-term disability continue beyond six (6) months, White's employment hereunder shall automatically terminate and the Company shall have no further obligations to White under this Agreement. White shall have commenced a "long-term disability" if:

                  (i) White cannot perform the essential functions of his position, without reasonable accommodation for his disability; or

                  (ii) White can perform the essential functions of his position with an accommodation that would be an undue hardship for the Company to provide; and

                  (iii) because of his disability, White is qualified to receive benefits under the Company's long-term disability plan.

            (d) WITHOUT CAUSE. White's employment may be terminated by the Company at any time without cause, effective upon one (1) month written notice of termination and the Company shall be obligated to continue to pay White as severance an amount equal to White's salary and benefits (other than incentive compensation amounts or options) for 18 months, payable under the same terms as provided while White was an employee. Should White's employment be terminated by the Company without cause or should White suffer a substantial diminution in his job duties and responsibilities in connection with a "change of control," the Company shall be obligated to pay to White within 30 days after the occurrence thereof, as severance and in lieu of any and all other payments due under the Agreement (except such as have accrued to the date of termination) an amount equal to his total compensation, other than the value of stock options granted or exercised, for the two years prior to his termination date. In no event shall the aggregate amount payable to White hereunder be such as to constitute an Excess Parachute Payment as that term is used in Section 280G(b) of the Code. In the event the aggregate payments due hereunder constitute an Excess Parachute Payment, such payments as selected by White shall be reduced or negated in sufficient amount as to render the aggregate of the remaining payments not an Excess Parachute Payment. A "change of control" shall mean the occurrence of an event which would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended. The Company's obligation to pay White under this Section 6(d) is expressly conditioned upon (i) White's executing and delivering to the Company a general release, in form satisfactory to the Company, whereby White releases the Company, its affiliates, directors, officers, employees, agents, attorneys and fiduciaries of benefit plans of any and all claims and potential claims, known or unknown, arising out of his employment or the termination thereof, except a claim for severance payment under this Section 6(d), and (ii) White's not having violated any of the restrictive covenants of Section 5 above.

      7. NOTICES. Any notice, demand or communication required, permitted or desired to be given under this Agreement shall be deemed effectively given when personally delivered or mailed by prepaid, certified mail, return receipt requested, addressed as follows until a different address is provided:

            Employee: Richard E. White
                      11 Charcoal Hill Road
                      Westport, Connecticut 06880

            Company:        Phoenix Footwear Group, Inc.
                            5759 Fleet Street, Suite 220
                            Carlsbad, California 92008

            With a copy to: Woods Oviatt Gilman LLP
                            700 Crossroads Building
                            Rochester, New York  14614
                            Attn:  Harry P. Messina, Jr., Esq.

      8. GOVERNING LAW. This Agreement shall be interpreted in accordance with and governed by the laws of Delaware, without regard to conflict of laws.

            (a) Any controversy or claim arising out of or relating to this Agreement, shall be settled by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (the "Rules") in effect at the time demand for arbitration is made by any party. A single arbitrator acceptable to both parties shall determine the matter. In the event that the single arbitrator is not agreed upon, he or she shall be named by the American Arbitration Association. Arbitration shall occur in San Diego, California. The award made by the arbitrator shall be final and binding and judgment may be entered in any court of law having competent jurisdiction. The prevailing party shall be entitled to an award of reasonable attorney's fees, costs and expenses incurred in connection with the arbitration and any judicial proceedings related thereto.

            (b) In the event of any breach or threatened breach by White of any of the provisions of Section 5 of the Agreement, the Company shall be entitled to injunctive relief restraining White or any business, firm, partnership, individual, corporation or entity participating in such breach or threatened breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of the employment of Employee hereunder. If any of the provisions of or covenants contained in Section 5 are hereafter construed to be invalid or unenforceable in a particular jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in that jurisdiction, which shall be given full effect, without regard to the invalidity or unenforceability thereof in a particular jurisdiction because of the duration and/or scope of such provision or covenant in that jurisdiction and, in its reduced form, said provision or covenant shall be enforceable. In all other jurisdictions Section 5 shall at all times remain in full force and effect. The obligations under this Section 5 shall survive any termination of this Agreement.

      9. ASSIGNMENT. This Agreement shall be assignable by the Company and shall inure to the benefit of and be binding upon, the Company, its successors and assigns. Being a contract for personal services, this Agreement may not be assigned by White during his life, and upon his death will be binding upon and inure to the benefit of his heirs, legatees, and legal representatives of his estate.

      10. MODIFICATION AND WAIVER. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against which the same is sought to be enforced. No waiver by either party at any time of any breach by the party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

      11. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

      12. LEGAL EXPENSES AND LIMITED INDEMNITY. If either party brings an action to enforce the terms of this Agreement or to prevent a violation of this Agreement, the prevailing party shall be entitled to recover his or its reasonable attorneys' fees and legal expenses and costs from the losing party as determined by the court.

      13. HEADINGS. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

      14. ENTIRE AGREEMENT. This Agreement supersedes any and all prior discussions, negotiations, employment and similar agreements, written and/or oral, between the Company and White. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute the Agreement. This Agreement shall not become effective until completely conforming counterparts have been signed and delivered by each of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                               /s/ Richard E. White
                                               ---------------------------------
                                               RICHARD E. WHITE

                                               PHOENIX FOOTWEAR GROUP, INC.

                                               By: /s/ James R. Riedman
                                                  ------------------------------
                                               Name:  James R. Riedman
                                               Title: Chairman

               EXHIBIT A TO RICHARD E. WHITE EMPLOYMENT AGREEMENT

                             STOCK OPTION AGREEMENT

                             STOCK OPTION AGREEMENT
                       (Employee - Incentive Stock Option)
                          2001 Long-Term Incentive Plan

      This STOCK OPTION AGREEMENT (the "Option Agreement"), is entered into between PHOENIX FOOTWEAR GROUP, INC., a Delaware corporation (the "Company") and the natural person signatory hereto (the "Optionee").

                              W I T N E S S E T H:

      I. This Agreement is being entered into by the Company and the Optionee to evidence and set forth the terms and conditions of options to purchase shares of the Company's common stock, par value $.01 per share (the "Common Stock") which have been awarded to the Optionee under the Company's 2001 Long Term Incentive Plan (the "Plan"), the identifying provisions of which are as follows:

            A.    Optionee: RICHARD E. WHITE

            B.    Grant Date: _______________________________________

            C.    Number of Option Shares: 200,000

            D.    Vesting Percentage: one-third (1/3) after one year

                                      two-thirds (2/3) after two years

                                      all after three years

            E.    Exercise Price (Per Share):  ______________________

            F.    Expiration Date:  _________________________________

      II. All capitalized terms used herein and not otherwise defined shall have the meanings given thereto in the Plan;

                              P R O V I S I O N S:

      NOW, THEREFORE, in consideration of the premises, the terms and conditions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Grant of Option/Consideration. Subject to the terms and conditions herein, the Company hereby grants to the Optionee the right and option to purchase (the "Option") from the Company the Number of Shares Optioned (the "Option Shares") at the Exercise Price per share (the "Exercise Price"). The number of shares of Common Stock purchasable hereunder and the Exercise Price are subject to adjustment upon the occurrence of certain events to the extent and in the manner provided in Section 4(c) of the Plan. In consideration of, and in acceptance of, this Stock Option, the Optionee agrees to continue his employment with or service to the Company for not less than six (6) months from Grant Date, and agrees not to compete with the Company, directly or indirectly, or in any way assist competitors of the Company for a period of twelve (12) months after termination of the employment of the Optionee, regardless of cause. In the event of the breach of the covenant set forth in this Section, this Option shall terminate and no longer be exercisable. In the event that Optionee has exercised this Option as to any extent, the shares purchased shall be subject to the Company's option, exercisable by written notice to the Optionee given within 120 days after the Company becomes aware of the breach, to repurchase the shares at a price equal to the Exercise Price on the Grant Date. The closing of the transfer shall take place at the Company offices within sixty
(60) days after such notice at a date and time specified by the Company. At that time, the Optionee shall transfer the shares to the Company free and clear of all encumbrances in exchange for the Exercise Price.

      2. Vesting. The Option shall vest and become exercisable as to the number of Option Shares and on the dates specified in I.D. above, provided the Optionee is an employee on date of exercise. It is understood that the right to purchase Option Shares shall be cumulative so that the Optionee may purchase on or after any such anniversary and during the remainder of the Option Period (defined below) those quantities of Option Shares which the Optionee was entitled to purchase but did not purchase during any preceding period or periods.

      3. Time of Exercise. Except as limited in Section 4, the Optionee may exercise the vested portion of the Option at any time during the ten (10) year period beginning on the Grant Date ("Option Period"). Notwithstanding anything to the contrary contained herein, the Option shall terminate and be of no further force or effect upon the expiration of the Option Period ("Expiration Date"). To the extent that the Shares with respect to which the Option first becomes exercisable during any calendar year, together with any Shares subject to any other incentive stock options that first become exercisable in such calendar year, would have an aggregate value (determined as of the date of grant of such options) in excess of $100,000, the portion of the Option and options represented by such excess will not be treated as incentive stock options, but rather non-qualified options.

      4.    Termination and Acceleration of Option.

            (a) In the event that the Optionee ceases to be an employee of the Company, then the portion of the Option which is unvested as of the date of such termination shall terminate and be of no further force or effect and, except as specified in Section 4(c), the portion of the Option which is vested as of the date of such termination shall terminate 90 days thereafter and be of no further force or effect. For purposes of this Agreement, Optionee shall not be deemed to have ceased to be an employee of the Company so long as he continues to be an employee, or serve as an officer, of the Company or one or more of its subsidiaries.

            (b) Notwithstanding anything else herein to the contrary, the Option shall automatically vest and become immediately exercisable upon the occurrence of a Change of Control as provided in Section 7(h) of the Plan. Such acceleration shall be effective as of the date of that the Change of Control occurs and each Option so accelerated may be exercised by the Optionee during the twelve (12) month period beginning on such date, provided, however, that the Option may not be exercised after the end of the Option Period.

            (c) In the event that the Optionee ceases to be an employee of the Company during the Option Period by reason of death or total and permanent disability, then the unvested portion of the Option shall terminate and be of no further force or effect and the vested portion of the Option may be exercised by the person or persons entitled thereto under the Optionee's will or the laws for descent and distribution during the twelve (12) month period beginning on such date, provided, however, that the Option may not be exercised after the end of the Option Period.

      5. Method of Exercise. The Option may be exercised only by the Optionee by giving written notice to the Secretary of the Company setting forth the number of Option Shares with respect to which the Option is to be exercised, which notice shall be accompanied by payment of the full amount of the aggregate Exercise Price due for the Options Shares being purchased and appropriate withholding taxes. Such notice shall specify the address to which the certificate or certificates for such shares are to be mailed. If permitted by the Committee, payment may also be made by means of tendering Common Stock, another Award, including Restricted Stock valued at Fair Market Value on the date of exercise, securing a loan from the Company or any combination thereof. As promptly as practicable following the receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of Option Shares with respect to which such Option has been exercised.

      6. Transfer and Assignment. Except as provided in Section 12 of the Plan, no right or benefit under the Plan shall be subject to anticipation, alienation, transfer, sale, assignment, pledge, encumbrance or charge, whether voluntary, involuntary, direct or indirect, by operation of law or otherwise, including, without limitation, a change in beneficial interest of any trust and a change in ownership of a corporation or partnership, but not including a change of legal and beneficial title of a right or benefit resulting from the death of any Optionee or the spouse of any Optionee (any such proscribed transaction hereinafter a "Disposition") and any attempted Disposition will be null and void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of any Optionee or other person entitled to such benefits.

      7. No Stockholder Rights. The Optionee shall have no rights as a stockholder of the Company with respect to the Option Shares unless and until certificates evidencing such Option Shares shall have been issued by the Company to the Optionee. Until such time, the Optionee shall not be entitled to dividends or distributions in respect of any Option Shares or to vote such shares on any matter submitted to the shareholders of the Company. In addition, except as to such adjustments that from time to time be made by the Company or the Committee in accordance with Section 4(c) of the Plan, no adjustment shall be made or required to be made in respect of dividends (ordinary or extraordinary, whether in cash, securities or any other property) or distributions paid or made by the Company or any other rights granted in respect of any Option Shares for which the record date for such payment, distribution or grant is prior to the date upon which certificates evidencing such Option Shares shall have been issued by the Company.

      8. Withholding Taxes. The Company may make such provisions as it may deem appropriate for the withholding of any taxes that it determines is required in connection with the Option granted pursuant hereto.

      9. Securities Laws. The Option is granted on the condition that the purchase of shares of Common Stock hereunder shall be for the account of the Optionee (or other individual or individuals exercising the

Option) for investment purposes and not with a view to the resale or distribution thereof, except that such condition shall be inoperative if the offering and sale of shares subject to the Option is registered under the Securities Act of 1933, as amended, or if in the opinion of counsel for the Company such shares may be resold without registration. At the time of any exercise of the Option, the Optionee will execute such further agreements as the Company may require to implement the foregoing condition and to acknowledge the Optionee's familiarity with restrictions on the resale of the shares under applicable securities laws.

      10. Notice. Unless otherwise provided herein, any notice or other communication hereunder shall be in writing and shall be given by registered or certified mail. All notices of the exercise by the Optionee of the Option granted pursuant hereto shall be directed to the Company, Attention: Secretary, at the Company's current address. Any notice given by the Company to the Optionee directed to him at his address on file with the Company shall be effective to bind any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise or notify the Optionee of the existence, maturity or termination of any rights hereunder and the Optionee shall be deemed to have familiarized himself with all matters contained herein and in the Plan which may affect any of the Optionee's rights or privileges hereunder.

      11. Meaning of Optionee. Whenever the term "Optionee" is used hereunder under circumstances applicable to any other person or persons to whom this Award may be assigned in accordance with the provisions of Paragraph 6, the term "Optionee" shall be deemed to include such person or persons. References to the masculine gender herein also include the feminine gender for all purposes.

      12. Incentive Stock Option. The Option is intended to be an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended. The Company makes no representation as to the tax treatment to the Optionee upon receipt or exercise of the Option or the sale or other disposition of the Shares covered by the Option.

      13. Plan Controls. This Agreement is subject to the Plan, a copy of which has been furnished to the Optionee and for which the Optionee acknowledges receipt. The terms and provisions of the Plan (including any subsequent amendments thereto) are incorporated by referenced herein. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan shall govern and prevail.

      IN WITNESS WHEREOF, this Agreement has been executed as of the Grant Date.

                                      PHOENIX FOOTWEAR GROUP, INC.

                                      By: ______________________________________
                                      Name:
                                      Title:

                                      OPTIONEE:

                                      __________________________________________
                           Signature

                                      __________________________________________
                                      Street Address

                                      __________________________________________
                                      City, State, Zip Code